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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 26, 2000


                             BLUE RHINO CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                        0-14133                 56-1870472
(State or other jurisdiction of    Commission file number     (I.R.S. Employer
incorporation or organization)                               Identification No.)


                           104 CAMBRIDGE PLAZA DRIVE,
                       WINSTON-SALEM, NORTH CAROLINA 27104
                    (Address of principal executive offices)
                                   (Zip code)


                                 (336) 659-6900
              (Registrant's telephone number, including area code)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On October 26, 2000, Blue Rhino Corporation (the "Company") completed the acquisition of QuickShip, Inc. ("QuickShip"), an in-store retail shipping service company based in Lenexa, Kansas owned by Thomas E. Brandtonies and Gold Banc Corporation, Inc. The transaction, structured as a tax-free reorganization, will be accounted for as a purchase. QuickShip's assets include proprietary retail shipping software, customer lists, computer hardware and furniture and fixtures, all of which will continue to be used in the conduct of QuickShip's in-store, retail shipping service business.

         The purchase price consisted of $1.2 million in cash and deferred payments (including acquisition costs) from general working capital, $2.8 million of the Company's Series A Convertible Preferred Stock valued at $6.00 per share (the price at which the Company last sold shares of its Series A Convertible Preferred Stock) and a five-year warrant to purchase 100,000 shares of the Company's common stock. In conjunction with the transaction, the Company issued and sold an additional $4.0 million of its Series A Convertible Preferred Stock to Gold Banc Corporation, Inc. to finance the repayment at closing of existing QuickShip indebtedness. The terms of the Company's Series A Convertible Preferred Stock are set forth in the Certificate of Designation dated September 7, 2000 and attached as Exhibit 4.10 to the Company's Registration Statement on Form S-3 dated September 25, 2000. The consideration paid by the Company was negotiated among the Company and QuickShip's stockholders at arms'-length, and no formula or other fixed or identifiable principles were used in establishing such consideration.

         QuickShip, now a wholly owned subsidiary of the Company, provides a full-service, in-store, fee-based postal and parcel shipping system. Currently, QuickShip offers its service at over 200 retail locations in 16 states, and the Company intends to expand the number of locations to include many of those currently offering Blue Rhino cylinder exchange and other products. In conjunction with the transaction, QuickShip and Mr. Brandtonies entered into a two-year employment agreement pursuant to which he will serve as QuickShip's President and receive an annual base salary of $200,000.

         The description contained in this Item 2 is qualified in its entirety by reference to the documents relating thereto filed as exhibits to this Report.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

         Exhibit No.       Description of Exhibit
         -----------       ----------------------

         2.1 Agreement and Plan of Reorganization dated October 25, 2000 by and among the Company, QuickShip Acquisition Corp., QuickShip, Inc., Thomas E. Brandtonies, Gold Bank and Gold Banc Corporation, Inc., incorporated by reference to Exhibit 2.1 to the Company's Annual Report on Form 10-K for the year ended July 31, 2000.

         4.1               Warrant issued to Thomas E. Brandtonies dated October
                           26, 2000

         4.2 Amended and Restated Registration Rights Agreement dated October 25, 2000 among the Company, the investors listed therein and the former stockholders of QuickShip, Inc., incorporated by reference to
                           Exhibit 4.12 to the Company's Annual Report on Form 10-K for the year ended July 31, 2000.

         99.1 Subscription Agreement between the Company and Gold Banc Corporation, Inc. dated October 25, 2000.

         99.2              Employment Agreement between the Company and Thomas
                           E. Brandtonies dated October 26, 2000.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       Blue Rhino Corporation

                                       By: /s/ Mark Castaneda
                                           ------------------------------------
                                           Mark Castaneda
                                           Chief Financial Officer

Date:    November 10, 2000